CLYDE BAILEY P.C.
_________________________________________________________________
                                      Certified Public Accountant
                                         10924 Vance Jackson #404
                                         San Antonio, Texas 78230
                                             (210) 699-1287(ofc.)
                             (888) 699-1287  (210) 691-2911 (fax)

                                                          Member:
                                      American Institute of CPA's
                                           Texas Society of CPA's

April 15,  2005

Mr. Raj Rajan, Staff Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Dear Mr. Rajan:

I have read the statements made by Lam Liang Corp., which I understand will be filed with the Commission, pursuant to Item 4 of Form 8-K as part of the Company's Form 8-K/A-2, dated March 4, 2005 and amended on April 15, 2005. I agree with the statements concerning my firm in such Form 8-K/A-3.

Sincerely,


/s/ Clyde Bailey
By: Clyde Bailey




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